Huntington Bancshares Incorporated Barclays Global Financial Services Conference September 13, 2017 Welcome ©2017 Huntington Bancshares Incorporated. All rights reserved. (NASDAQ: HBAN) Exhibit 99.1

Disclaimer 2 CAUTION REGARDING FORWARD-LOOKING STATEMENTS This communication contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services implementing our “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the possibility that the anticipated benefits of the merger with FirstMerit Corporation are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where we do business; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger with FirstMerit Corporation; and other factors that may affect our future results. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2016, and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended June 30, 2017, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of our website, http://www.huntington.com, under the heading “Publications and Filings” and in other documents we file with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. We do not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward- looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Huntington Update 3

MI WI IL IN PA WV KY OH 4 (1) Total includes 11 Private Client Group Offices Combined GDP of 8 state core footprint represents 4th largest economy in world(2) MSA Rank Branches Deposits Share Columbus, OH 1 97 $20,453 32.1% Cleveland, OH 2 153 8,976 14.0 Detroit, MI 6 121 6,542 5.4 Akron, OH 1 56 5,611 38.5 Indianapolis, IN 4 46 3,272 7.2 Cincinnati, OH 4 36 2,727 2.6 Pittsburgh, PA 8 38 2,689 2.3 Chicago, IL 16 39 2,581 0.7 Toledo, OH 1 33 2,474 24.7 Grand Rapids, MI 2 46 2,466 12.0 Top 10 Deposit MSAs Huntington’s top 10 deposit MSAs represent ~75% of total deposits Source: SNL Financial, FDIC deposit data as of June 30, 2016 Huntington Bancshares Overview $101 Billion Asset Midwest financial services holding company • Founded in 1866 in Columbus, Ohio • Traditional regional bank with strategic focus on small to medium-sized businesses, consumers, and auto finance (2) Source: 2016 International Monetary Fund and US Bureau of Economic Analysis Branches 996(1) ATMs 1,860 Ranked #1 in deposit share in 14% of total footprint MSAs and top 3 in 42% Ranked #1 in branch market share in both Ohio (15%) and Michigan (14%)

Driving Toward Best-in-Class Return Profile 5 Focused the Business Model Aggregate Moderate-to-Low Risk Appetite Invested in the Franchise (1) Source: SNL Financial Built the Brand Disciplined Execution Strong Management / Shareowner Alignment

FirstMerit Acquisition Accelerated Achievement of Our Long-Term Financial Goals 6 Long-Term Financial Goal 1H17 (GAAP) 1H17 Adjusted (1) (Non-GAAP) FY2017 Adjusted (Non-GAAP) Expectation 2018 Target Revenue (FTE) Growth 4% - 6% +39% +38% +23%  Expense Growth Positive Operating Leverage +38% +29% +18%  Efficiency Ratio 56% - 59% 64% 59% 57%  NCO 35 - 55 bp 22 bp 22 bp 24 bp  ROTCE 13% - 15% 13% 15% 15%  (1) See reconciliation on slides 27 & 28

High Confidence in FirstMerit Deal Economics On pace to meet or exceed originally announced cost savings and revenue enhancements 7 $255+ MM Cost Savings ✔ Implementation of all cost savings complete ✔ Eliminated 42% of legacy FirstMerit expense base ✔ Fully converted all operating systems to HBAN systems ✔ Consolidated 24 operations centers and corporate offices ✔ Consolidated 101 branches in 1Q17; 38 additional full-service branches and 7 drive-through only locations to be consolidated in 3Q17 $100+ MM Revenue Synergies ✔ Intense focus on revenue initiatives execution ✔ Introduced full HBAN product suite to FMER customer base ✔ Expanded SBA expertise to Chicago / WI ✔ Expanded RV / Marine lending to 17 new states ✔ Expanded Home Lending business to Chicago / WI

Delivering FMER Economics

Cost savings remain on pace and revenue initiatives ramping

- FMER integration nearly complete, as planned
  - Systems conversions successfully completed
  - Consumer deposit retention has outperformed modeled assumptions with balances up 2%[1] vs. 10% runoff assumption
- Achieving ~$255 million annualized cost savings target set at announcement
  - All remaining cost savings were implemented during 3Q17
- Revenue enhancement initiatives implemented across the bank
  - Expected to augment both net interest income and noninterest income
  - All four revenue segments developed targeted strategies and initiatives
  - Remain on pace to deliver $100 million of total revenue enhancements in 2018 with incremental efficiency ratio of ~50%

4Q17 Noninterest Expense Target



($ millions)
$609
$14
$4
$627
$12
$639
Adjusted Noninterest Expense
Intangible Amortization Expense
FDIC Temporary Surcharge
Total Noninterest Expense excluding Revenue Initiatives
Incremental FMER Revenue Initiative-related Expense
Total Noninterest Expense

Expected Noninterest Expense Additions from Revenue Initiatives



($ millions)
$12
$41
$50
4Q17E
2017E
2018E

(1) Consumer deposits from FMER customers and former FMER branches, June 30, 2017 vs. August 31, 2016

Huntington 8

FMER Revenue Enhancement Opportunities

Initiatives provide additional near-term and long-term upside

($ millions)

FMER-Related Revenue Enhancement Opportunity



2017 E
1QA $7
2QA $10
3QE $15
4QE $18
2017E $50
2018 E
2018E $100



OCR Improvement

- Cross-sell opportunities identified across business and consumer client base:
  - Capital Markets
  - Treasury Management
  - Private Banking
  - Credit Card



#2
SBA national lender
in number of loans.

SBA Lending Expansion

- Expanded HBAN SBA lending expertise into IL and WI markets & deepened coverage in overlap markets
- SBA FY2017 YTD [1]: #3 bank in dollars in both IL and WI & #4 bank in number of loans in both IL and WI



SOLD

Home Lending Expansion

- Expansion into Chicago and WI markets and deeper penetration in overlap markets
- Annual loan production of ~$900 million within two years



RV & Boat Expansion

- Expansion of legacy FMER 17 state footprint to 34 states
- Annual loan production of ~$200 million within two years

(1) Source: SBA; rankings for first nine months of SBA 2017 fiscal year (September 30 year-end)

Huntington 9

Common Equity Tier 1 (CET1) Ratio 2017 CCAR minimum (3) 2Q17 Actual Total Risk-Based Capital Ratio 2017 CCAR minimum (3) 2Q17 Actual Positioned for Strong Relative Performance Through-the-Cycle 10 Commercial Consumer 2Q17 Average Balance Sheet MixPretax Pre-Provision Net Revenue (1) Dodd-Frank Act Stress Test Results (1) Non-GAAP financial metric; see Appendix slide 29; (2) Annualized; (3) projected minimum in the Federal Reserve Severely Adverse Scenario Cumulative Losses as a % of Average Total Loans in Supervisory Severely Adverse Scenario 2015 4.2% #1 2016 4.8% #4 2017 4.6% #4 Note: Ranking among 19 traditional commercial banks % of RWA 1.92% 1.86% 1.86% 1.75% 2.22% (2) $ billions Strong Capital Base

Auto Finance Update 11

History & Deep Dealer Relationships Drive Value

Huntington is a business partner and solutions provider

Commercial Relationships

- Local market execution with tenured staff
- Top 2 bank in J.D. Power last two years
- Innovative solutions, Avg. cross-sell >6
- High credit quality, no delinquencies
- Zero auto floorplan net charge-offs in 10+ years

Dealer Relationships

Auto Sales Team

Indirect Auto

- Consistently in the business for 60 years
- Super-prime, average FICO ~760
- Top 3 bank in J.D. Power
- Custom Score with predictive modeling
- Strong market position
- Local Market execution with tenured staff
- Used vehicle focus

Full Product Suite to Meet Dealer Needs

Floorplan Loans	Operating Loans	CRE Loans	Deposits
Treasury Management	Capital Markets	Insurance	
Private Banking	Investments & 401K	Employee Banking	

Huntington 12

13 Value Proposition Drives Premium Pricing Huntington’s unique value proposition for dealers • Local sales and underwriting: 11 regional sales offices with tenured local sales and local underwriting regularly calling on dealers - a strategy unique in the market. Underwriters directly compensated based on credit performance by vintage. • Consistency in the market: Well-established 60+ year commitment to auto finance business. Expanded during the financial crisis, when other lenders pulled back or exited, demonstrating a partnership approach. Well-defined, consistent credit execution (FICO, LTV, and Term). • Industry-leading customer service: Differentiated customer service focus for borrowers enhances dealer brand, as consumers associates loan with dealers. • Speed of answer: 70% of applications decisioned in 3 seconds or less via credit engine. Remaining 30% manually underwritten with credit engine recommendation. Recommended decision rarely over ridden. • Loan Design Pricing matrix: Unique capability to offer a matrix of loan options with every approval decision, not just the specific terms requested. Simplifies and expedites the sales process for the dealer and the consumer. Viewed by dealer as incredibly dealer-centric. • Same-day funding: Over 70% of consumer loans are funded same day to dealer.

14 Value Proposition Drives Premium Pricing Credit-adjusted indirect auto loan yields lead peers Pricing: • Credit-adjusted yield among the highest of our peers • New origination credit-adjusted yield of 3.36% in 2Q17 Operational Efficiencies: • Highly leverageable infrastructure • Innovative and proprietary custom solutions Sources: 2Q17 earnings releases *Includes direct and indirect auto loans **Federal Reserve-regulated banks; differences in charge-off recognition for Chapter 7 and 11 bankruptcies compared to OCC-regulated banks ***Originated Portfolio

Huntington Auto Finance Significant presence in our markets and in our industry 15 11 strategically located regional offices servicing our dealer partners in 23 states: Ohio New Hampshire Indiana Tennessee Michigan Minnesota West Virginia New Jersey Pennsylvania Connecticut Kentucky Iowa Wisconsin North Dakota Illinois South Dakota Massachusetts Texas Maine Kansas Vermont Missouri Rhode Island Huntington is the 13th largest auto loan lender and 7th largest auto loan bank lender in the U.S.(1) Huntington is the #1 auto loan lender in the states of Ohio, Indiana, and Kentucky(1) (1) Source: Experian data from 1/17 - 6/17

Expansion Markets Fuel Growth in Originations 16 ($ MMs) 2016 Texas, Kansas, and Missouri 2015 Illinois, North Dakota, and South Dakota 2013 Iowa and Connecticut 2011 Minnesota, Wisconsin, New Jersey, and Tennessee 2010 Eastern Pennsylvania and New England – Take advantage of market turmoil – Ability to quickly build a strong local team - proven, highly qualified and experienced talent must be available – Dealer selection, leveraging local colleagues with data driven solutions – Ability to maintain credit quality without moving down spectrum Current new market selection process

Loan Design Pricing matrix: Enabled by a 1,000 point pricing matrix, our proprietary loan design pricing sales tool provides the dealer with 20 unique credit approvals on a single application, making it easier for the dealer to discuss a variety of options regarding amount and term. 17 Huntington’s Custom Auto Finance Scorecard Best-in-class credit underwriting and risk pricing tool • Huntington developed and implemented a proprietary (custom) scorecard in 2005 • Application information and credit bureau data are combined to generate a Custom Score • Credit and price decisions driven by Custom Score • Database used to create Custom Score contains information from the past 20+ years of Auto loan performance • Scorecard parameters further refined in December 2011 and January 2017 • Improved automated process results in faster decisions • Dealer provided with Loan Design Pricing matrix

($MM) 1H17 2016 2015 2014 2013 2012 2011 2010 2009 2008 2007 Originations $3,081 $5,816 $5,207 $5,242 $4,220 $4,021 $3,575 $3,428 $1,586 $2,213 $1,911 % New Vehicles 45% 49% 48% 49% 46% 45% 52% 48% 37% 44% 47% Avg. LTV 89% 89% 90% 89% 89% 88% 88% 88% 92% 95% 97% Avg. FICO 765 765 764 764 760 758 760 768 763 752 743 Weighted Avg. Original Term (months) 69 68 68 67 67 66 65 65 64 69 70 Avg. Custom Score 407 396 396 397 395 395 402 405 403 390 382 Annualized risk expected loss 0.23% 0.25% 0.27% 0.26% 0.28% 0.27% 0.22% 0.37% 0.40% 0.60% 0.83% Charge-off % (annualized)(2) 0.36% 0.30% 0.23% 0.23% 0.19% 0.21% 0.26% 0.54% 1.51% 1.12% 0.65% 18 Automobile Loans: $11.6 Billion(1) Loan originations from 2010 through 2017 demonstrate strong characteristics and continued improvements from pre-2010 (1) End of Period 1  Credit scoring model most recently updated in January 2017  Began conscience migration to lower risk tolerance starting in 2008. Actual peak loss approximately 2x average risk expected loss from 2007-2008.  2016-2017 net charge-offs impacted by acquisition of FirstMerit, including purchase accounting treatment of acquired portfolio (see Appendix slide 30) 1

C&I – Auto Dealer: $3.3 Billion(1)

A consistent approach for over 60 years: high touch, local delivery, and dealer-centric

- Our Auto Finance business is relationship focused on our customer: the dealer.
- Deep commercial lending relationships with over 300 franchised dealers.
- Ranked #1 or #2 bank in J.D. Power Dealer Satisfaction Survey for the past 2 years in commercial floorplan in the U.S.
- Consistent low charge-offs due to strong risk culture driven by client selection and explicit inventory tracking. 2008-2010 charge-offs related to CRE loans (no floorplan losses).

Outstandings

($MM)	1H17	2016	2015	2014	2013	2012	2011	2010	2009	2008	2007
Floorplan-domestic	$ 1,826	$ 1,833	$ 1,390	$ 1,196	$ 1,141	$1,009	$ 781	$ 599	$ 388	$ 553	$ 432
Floorplan-foreign	760	755	686	636	620	525	388	457	283	408	351
Total floorplan	2,586	2,588	2,076	1,832	1,761	1,534	1,169	1,056	671	961	783
Other (includes owner occupied CRE)	714	698	616	576	517	517	404	373	373	346	315
Total dealers	$ 3,300	$ 3,286	$ 2,692	$ 2,408	$ 2,278	$2,051	$1,573	$1,429	$1,044	$1,307	$1,097
NALs (1)	0.00%	0.00%	0.00%	0.00%	0.00%	0.03%	0.05%	0.07%	0.00%	0.00%	0.00%
Net charge-offs (recoveries) (2)	0.00%	0.00%	-0.01%	0.00%	-0.03%	0.00%	0.00%	0.05%	0.02%	0.05%	0.00%

(1) End of period (2) NCOs in 2008-2010 related to CRE loans; zero NCOs related to floorplan loans

Huntington 19

Closing Remarks 20

 Strong economic outlook for Midwest footprint  Completed FirstMerit integration; implemented all cost savings ahead of original schedule and building revenue opportunities  Focused on three areas with sustainable competitive advantages o Consumer o Small to Medium Enterprises (including Commercial Real Estate) o Auto  Consistent core strategy since 2009 o Delivered on growth strategies with sustained investment o Meaningful investment in people, technology, and brand – continuously improving o Disciplined risk management – aggregate moderate-to-low risk profile  Driving core deposit and loan growth through disciplined execution and a differentiated customer experience; maintaining 4%-6% 2017 loan growth outlook  Committed to consistent through-the-cycle shareholder returns  High level of colleague stock ownership ensures ongoing shareholder alignment Important Messages 21

Appendix 22

2017 First Half Highlights Continued focus on realizing FirstMerit deal economics and driving top tier performance 23 Financial Highlights Y/Y EPS $0.40 +3% Net Interest Margin 3.31% +23 bp Net Interest Income (FTE) $1,499 46% Noninterest Income $638 24% Total Revenue (FTE) $2,136 39% Noninterest Expense $1,402 38% Net Income $480 39% Avg diluted shares 1,108.6 37% Efficiency Ratio 64.3% -110 bp NCOs / Avg Loans 0.22% +12 bp EPS +3% Y/Y TBVPS -8% Y/Y ROA 0.97% ROTCE 12.9% Balance Sheet Y/Y TBVPS $6.74 -8% Avg Assets $100,232 39% Avg Earning Assets $91,435 36% Avg Loans and Leases $67,164 31% Avg Deposits $76,248 38% Avg Core Deposits $71,898 39% Avg Tang. Common Equity $7,193 27% TCE Ratio 7.41% -55 bp CET1 Ratio 9.88% +8 bp NPA Ratio 0.61% -32 bp Note: $ in millions, except per share; results were impacted by significant items primarily related to FirstMerit integration.

Huntington’s Peer Group 24 $ in millions Total Assets Total Deposits Total Loans Market Capitalization Price / Dividend YieldConsensus 2017E Consensus 2018E Tangible Book PNC Financial Services Group, Inc. $372,190 $259,176 $218,034 $58,228 14.6x 13.1x 1.8x 2.5% BB&T Corporation 221,192 156,968 143,645 35,532 14.0x 12.7x 2.1x 3.0% SunTrust Banks, Inc. 207,223 159,873 144,268 25,134 13.0x 11.8x 1.6x 3.1% Citizens Financial Group, Inc. 151,407 113,613 109,046 16,427 13.1x 11.8x 1.3x 2.2% Fifth Third Bancorp 141,067 101,880 91,446 18,492 13.3x 12.3x 1.5x 2.2% KeyCorp 135,824 102,821 86,503 18,075 12.0x 10.7x 1.6x 2.3% Regions Financial Corporation 124,643 98,093 80,127 15,847 13.2x 11.7x 1.4x 2.7% M&T Bank Corporation 120,897 93,541 88,532 21,889 15.7x 14.6x 2.1x 2.1% Comerica Incorporated 71,447 56,781 49,408 11,385 13.9x 12.3x 1.6x 1.9% Zions Bancorporation 65,446 52,378 43,683 8,418 15.1x 13.3x 1.4x 1.2% CIT Group 50,479 30,925 29,032 5,916 16.7x 12.4x 0.9x 1.4% Median $135,824 $101,880 $88,532 $18,075 13.9x 12.3x 1.6x 2.2% Huntington Bancshares Incorporated $101,407 $75,933 $68,059 $13,429 12.6x 11.3x 1.9x 2.6% Source: SNL, data as of 9/08/17

Footprint Economic Indicators Leading indicators signal optimism for 2017 25 Sources: US Bureau of Labor Statistics; Federal Reserve Bank of Philadelphia; Haver Analytics • 6 of 8 Huntington footprint states grew faster than the nation in the economic recovery that began in July 2009. • The Huntington footprint states account for 60.4% of all manufacturing employment growth during the current economic recovery (July 2009 to July 2017, BLS.) According to the ISM report on business in manufacturing, manufacturing should continue to be a strong area of growth in the national economy in the second half of 2017. The regional manufacturing economy will likely continue on an upward trend, as well. • Unemployment rates in the Huntington footprint states have declined significantly during the economic recovery. 5 Huntington footprint states were in the top 10 decreases in YOY unemployment rates (July 2017 vs. July 2016). July 2017 State Leading Indexes (Expected Six-Month Change) Less than -4.5% -1.6% to -4.5% 0.0% to -1.5% 0.0% to +1.5% +1.6% to +4.5% More than +4.5% Less than -1.0% -0.6% to -1.0% 0.0% to -0.5% 0.0% to +0.5% +0.6% to +1.0% More than +1.0% July 2017 State Coincident Indexes (Three-Month Historical Change)

Unemployment Rates in Top Deposit MSAs Our largest deposit markets compare favorably with U.S. 26 Sources: US Bureau of Labor Statistics; Federal Reserve Bank of Philadelphia; Haver Analytics • According to the Philadelphia FRB coincident economic indicator, economic activity grew faster than the nation in 6 of 8 Huntington footprint states during the economic recovery-to-date. Michigan, Ohio, Indiana, Illinois, Kentucky, and Wisconsin all exhibited stronger growth than the nation since the Great Recession ended. • In July 2017, unemployment rates were below the national average of 4.3% in Columbus, Detroit, Grand Rapids, Indianapolis, Madison, and Milwaukee. Chicago and Cincinnati were within 0.2% of the national average. • Solid housing markets provided home price growth in all 8 Huntington footprint states for 4 consecutive years through the first quarter according to the FHFA Expanded Data Housing Price index. Affordability remains some of the best in the nation. National Unemployment Rate (4.3%)

27 Reconciliation Revenue, Noninterest Income, and Noninterest Expense Growth ($ in millions) GAAP Adjustment (1) Adjusted 1H17 Net interest income (FTE) $1,499 -- $1,499 1H17 Noninterest income $638 $2 (2) $636 1H17 Total Revenue $2,136 $2 (2) $2,134 1H16 Net interest income (FTE) $1,028 -- $1,028 1H16 Noninterest income $513 -- $513 1H16 Total revenue $1,541 -- $1,541 1H17 Total revenue growth 39% 38% 1H17 Noninterest expense $1,402 $124 (2) $1,278 1H16 Noninterest expense $1,015 $27 (2) $988 1H17 Noninterest expense growth 38% 29% (1) Significant items related to FirstMerit acquisition related net expenses (2) Pre-tax

28 Reconciliation Efficiency Ratio and ROTCE ($ in millions) GAAP Adjustment (1) Adjusted 1H17: Noninterest expense $1,402 $124 (2) $1,278 Amortization of intangibles $29 -- $29 Noninterest expense less amortization of intangibles A $1,373 $1,250 Total revenue (FTE) $2,136 $2 $2,134 Securities gains $0 -- $0 Total revenue (FTE) less securities gains B $2,136 $2,133 Efficiency ratio A / B 64% 59% Net income applicable to common shares $442 $79 (3) $521 Less: Amortization of intangibles (net of deferred tax) $19 (3) -- $19 (3) Net income applicable to common shares less amortization of intangibles C $461 $540 Average tangible common equity D $7,193 -- $7,193 Return on average tangible common equity (ROTCE): C / D * 2 13% 15% (2) Pre-tax (3) After-tax (1) Significant items related to FirstMerit acquisition related net expenses

29 Reconciliation Pretax Pre-Provision Net Revenue (PPNR) ($ in millions) 1H17 2016 2015 2014 2013 Net interest income – FTE $1,499 $2,412 $1,983 $1,865 $1,732 Noninterest income 638 1,151 1,039 961 1,012 Total revenue 2,136 3,563 3,022 2,826 2,744 Less: significant items 2 1 3 1 0 Less: gain on securities 0 0 1 18 0 Total revenue – adjusted A 2,134 3,562 3,018 2,807 2,744 Noninterest expense 1,402 2,408 1,976 1,882 1,758 Add: provision for unfunded loans (13) 21 11 (2) 22 Less: significant items 124 239 58 65 (10) Noninterest expense – adjusted B 1,266 2,191 1,929 1,815 1,791 Pretax pre-provision net revenue (PPNR) A - B $868 $1,372 $1,089 $1,011 $953 Risk-weighted assets (RWA) $78,366 $78,263 $58,420 $54,479 $49,690 PPNR as % of RWA 2.22% 1.75% 1.86% 1.86% 1.92%

2Q17 1Q17 4Q16 ($MM) Originated Acquired Total Originated Acquired Total Originated Acquired Total Average Auto Loans $10,205 $1,119 $11,324 $9,791 $1,272 $11,063 $9,416 $1,450 $10,866 % of Avg Auto Loans 90% 10% 100% 88% 12% 100% 87% 13% 100% Reported Net Charge-offs (NCOs) $5.1 $3.2 $8.3 $8.6 $3.8 $12.4 $9.4 $3.8 $13.1 FMER-related Net Recoveries in Noninterest Income -- (0.9) (0.9) -- (1.2) (1.2) -- (0.8) (0.8) Adjusted Net Charge-offs 5.1 2.3 7.4 8.6 2.6 11.2 9.4 2.9 12.3 Reported NCOs as % of Avg Loans 0.20% 1.14% 0.29% 0.36% 1.22% 0.45% 0.40% 1.03% 0.48% Adjusted NCOs as % of Avg Loans 0.20% 0.81% 0.26% 0.36% 0.83% 0.41% 0.40% 0.80% 0.45% • The auto loan performance trends were impacted by the accounting for recoveries on loans acquired from FirstMerit. • Accounting requires that all recoveries associated with loans charged off prior to the date of FirstMerit acquisition be booked as noninterest income. This inflates the level of net charge-offs as the normal recovery stream is not included. Indirect Auto Charge-off Performance Reconciliation – non GAAP * * * * Auto loans acquired in FirstMerit acquisition 30

Use of Non-GAAP Financial Measures This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Huntington’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the earnings press release, or the Form 8-K related to this document, all of which can be found on the “Investor Relations” section of Huntington’s website at www.huntington.com. Annualized Data Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. For example, loan and deposit growth rates, as well as net charge-off percentages, are most often expressed in terms of an annual rate like 8%. As such, a 2% growth rate for a quarter would represent an annualized 8% growth rate. Fully-Taxable Equivalent Interest Income and Net Interest Margin Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates. This adjustment puts all earning assets, most notably tax-exempt municipal securities and certain lease assets, on a common basis that facilitates comparison of results to results of competitors. Earnings per Share Equivalent Data Significant income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total corporate earnings per share performance excluding the impact of such items. Investors may also find this information helpful in their evaluation of the company’s financial performance against published earnings per share mean estimate amounts, which typically exclude the impact of Significant Items. Earnings per share equivalents are usually calculated by applying an effective tax rate to a pre-tax amount to derive an after-tax amount, which is divided by the average shares outstanding during the respective reporting period. Occasionally, when the item involves special tax treatment, the after-tax amount is disclosed separately, with this then being the amount used to calculate the earnings per share equivalent. Rounding Please note that columns of data in this document may not add due to rounding. Basis of Presentation 31 Do we consolidate this and next slide?

Significant Items From time to time, revenue, expenses, or taxes are impacted by items judged by Management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that their outsized impact is believed by Management at that time to be infrequent or short term in nature. We refer to such items as “Significant Items”. Most often, these Significant Items result from factors originating outside the company – e.g., regulatory actions/assessments, windfall gains, changes in accounting principles, one-time tax assessments/refunds, litigation actions, etc. In other cases they may result from Management decisions associated with significant corporate actions out of the ordinary course of business – e.g., merger/restructuring charges, recapitalization actions, goodwill impairment, etc. Even though certain revenue and expense items are naturally subject to more volatility than others due to changes in market and economic environment conditions, as a general rule volatility alone does not define a Significant Item. For example, changes in the provision for credit losses, gains/losses from investment activities, asset valuation write-downs, etc., reflect ordinary banking activities and are, therefore, typically excluded from consideration as a Significant Item. Management believes the disclosure of “Significant Items”, when appropriate, aids analysts/investors in better understanding corporate performance and trends so that they can ascertain which of such items, if any, they may wish to include/exclude from their analysis of the company’s performance - i.e., within the context of determining how that performance differed from their expectations, as well as how, if at all, to adjust their estimates of future performance accordingly. To this end, Management has adopted a practice of listing “Significant Items” in its external disclosure documents (e.g., earnings press releases, quarterly performance discussions, investor presentations, Forms 10-Q and 10-K). “Significant Items” for any particular period are not intended to be a complete list of items that may materially impact current or future period performance. A number of items could materially impact these periods, including those described in Huntington’s 2016 Annual Report on Form 10-K and other factors described from time to time in Huntington’s other filings with the Securities and Exchange Commission. Basis of Presentation 32